SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

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☒	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

HOUSTON AMERICAN ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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(2)	Aggregate number of securities to which transaction applies:

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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(5)	Date Filed:

HOUSTON AMERICAN ENERGY CORP.
801 Travis St., Suite 1425
Houston, Texas 77002

April [   ], 2013

Dear Stockholder:

We cordially invite you to attend our 2013 annual meeting of stockholders, which will be held at 10:00 a.m. on Tuesday, June 11, 2013 at the Magnolia Hotel, which is located at 1100 Texas Avenue, Houston, Texas 77002.

At this year’s annual meeting, the agenda will include the election of 2 Class A directors, approval of an amendment to our Certificate of Incorporation to increase our authorized shares of common stock to 150,000,000 shares, approval of an amendment to our 2008 Equity Incentive Plan to increase the shares reserved for issuance thereunder, the ratification of the selection of our independent registered public accounting firm for fiscal 2013 and the transaction of such other business as may properly come before the meeting or any adjournment thereof. Please refer to the enclosed proxy statement for detailed information on the proposal and other important information about Houston American Energy.

Please note that we are not asking our shareholders to vote on an advisory basis on the compensation of our named executive officers in 2013 in light of the 2011 advisory vote of shareholders approving submission of such matter for an advisory vote once every three years.  Accordingly, our shareholders will next be asked to vote on an advisory basis on executive compensation in 2014.

We hope you will be able to attend the annual meeting, but we know that not every stockholder will be able to do so. Whether or not you plan to attend, please complete, sign and return your proxy, or vote by telephone or via the Internet according to the instructions on the proxy card, so that your shares will be voted at the annual meeting.

Sincerely,

JOHN F. TERWILLIGER
Chairman of the Board

HOUSTON AMERICAN ENERGY CORP.
801 Travis St., Suite 1425
Houston, Texas 77002

NOTICE OF 2013 ANNUAL MEETING OF STOCKHOLDERS
June 11, 2013

Dear Stockholder:

The annual meeting of stockholders of Houston American Energy Corp. will be held at 10:00 a.m. on Tuesday, June 11, 2013, at the Magnolia Hotel, which is located at 1100 Texas Avenue, Houston, Texas 77002. The purpose of the annual meeting is to:

1. Elect two Class A directors to hold office for the next three years.

2. Approve an amendment to our Certificate of Incorporation to increase the number of our authorized shares of common stock to 150,000,000.

3. Approve an amendment to our 2008 Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder to 6,000,000 shares.

4. Ratify the selection of GBH CPAs, PC as our independent registered public accounting firm for the 2013 fiscal year.

5. Transact such other business as may properly come before the meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 22, 2013 will be entitled to vote at the annual meeting and any and all adjourned sessions thereof. Our stock transfer books will remain open.

To ensure that your vote is recorded promptly, please vote as soon as possible. If you are a stockholder of record, please complete, sign and mail the proxy card in the enclosed postage-paid envelope. If your shares are held in “street name”, that is held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

By Order of the Board of Directors,

JOHN TERWILLIGER
Chairman

Houston, Texas
April [   ], 2013

HOUSTON AMERICAN ENERGY CORP.
801 Travis St., Suite 1425
Houston, Texas 77002

PROXY STATEMENT

Our board of directors is soliciting your proxy for the annual meeting of stockholders to be held at the Magnolia Hotel, which is located at 1100 Texas Avenue, Houston, Texas 77002, on Tuesday, June 11, 2013 at 10:00 a.m. and at any and all adjourned sessions of the annual meeting.

We are mailing our annual report for the fiscal year ended December 31, 2012, to our stockholders with this notice and proxy statement (including the form of proxy) on or about April [   ], 2013.

Record Date and Quorum Requirements

Only stockholders of record at the close of business on April 22, 2013 will be entitled to vote at the annual meeting. The majority of the shares of common stock issued and outstanding and entitled to vote on the record date must be present in person or by proxy to have a quorum for the transaction of business at the annual meeting. Shares of common stock present in person or represented by proxy (including shares which abstain, withhold the vote or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists for a matter presented at the annual meeting. At the close of business on April 22, 2013, we had [                    ] shares of common stock issued and outstanding. Each share of common stock is entitled to one vote.

Items to be Voted Upon, Voting Your Shares and Votes Required

Your vote is very important. If you do not vote your shares, you will not have an impact with respect to the issues to be voted on at this annual meeting. In addition, banks and brokers cannot vote on their clients’ behalf on “non-routine” proposals.

Stockholders will be voting upon four matters as well as any other business that may properly come before the meeting.  The specific items to be voted on are: (1) election of two Class A directors, (2) approval of an amendment to our Certificate of Incorporation to increase our authorized shares of common stock to 150,000,000 shares, (3) approval of an amendment to our 2008 Equity Incentive Plan to increase the shares reserved for issuance thereunder to 6,000,000 shares, and (4) ratification of the appointment of GBH CPAs, PC as our independent registered public account firm for the 2013 fiscal year. In order to be elected as directors, each of the nominees for director must receive a plurality of the votes cast at the annual meeting. Approval of the proposed amendment to our Certificate of Incorporation will require the affirmative vote of a majority of the shares of common stock entitled to vote on the proposal. Approval of the amendment to our 2008 Equity Incentive Plan and ratification of the selection of GBH CPAs, PC as our independent registered public accounting firm will require the affirmative vote of a majority of the shares of common stock present or represented by proxy at the annual meeting.

Shares that abstain from voting on a particular proposal, and shares held in “street name” by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares on a particular proposal, will not be counted as votes “in favor” of such proposal, and will also not be counted as votes cast or shares voting on that proposal. Accordingly, abstentions and “broker non-votes” will have no effect on the voting on a proposal that requires the affirmative vote of a certain percentage of the votes cast or shares voting on a proposal but will have the effect of a vote against proposals requiring the affirmative vote of all shares entitled to vote. However, abstentions are considered to be present or represented in determining whether a quorum exists on a given matter.

Submitting Your Proxy

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

●	FOR the election of each of the director nominees;

●	FOR the amendment of our Certificate of Incorporation to increase our authorized shares of common stock;

●	FOR the amendment of our 2008 Equity Incentive Plan to increase the shares reserved for issuance thereunder; and

●	FOR the ratification of the selection of GBH CPAs, PC as our registered public accounting firm.

To ensure that your vote is recorded promptly, please vote as soon as possible.  To vote by proxy, please complete, sign and mail the proxy card in the enclosed postage-paid envelope.

Stockholders that attend the annual meeting and wish to vote in person will be given a ballot at the meeting. If your shares are held in “street name” and you want to attend the annual meeting, you must bring an account statement or letter from the brokerage firm or bank holding your shares showing that you were the beneficial owner of the shares on the record date. If you want to vote shares that are held in “street name” or are otherwise not registered in your name, you will need to obtain a “legal proxy” from the holder of record and present it at the annual meeting.

Revoking or Changing Your Proxy

You may revoke or change your proxy at any time before it is voted. For a stockholder “of record”, meaning one whose shares are registered in his or her own name, to revoke or change a proxy, the stockholder may follow one of the procedures listed below.

●	submit another properly signed proxy, which bears a later date;

●	deliver a written revocation to our corporate secretary; or

●	attend the annual meeting or any adjourned session thereof and vote in person.

If you are a beneficial owner of our common stock, and not the stockholder of record (for example your common stock is registered in “street name” with a brokerage firm), you must follow the procedures required by the holder of record, which is usually a brokerage firm or bank, to revoke or change a proxy. You should contact the stockholder of record directly for more information on these procedures.

Other Information

We will bear the expense of soliciting proxies. Our officers and certain other employees, without additional remuneration, may solicit proxies personally or by telephone, e-mail or other means.

Our Annual Report on Form 10-K for the year ended December 31, 2012, which is not part of the proxy soliciting materials, is included with this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table below shows the number of our shares of common stock beneficially owned as of April 22, 2013 by:

●	each person or group known by us to beneficially own more than 5% of our outstanding common stock;

●	each director and nominee for director;

●	each executive officer named in the Summary Compensation Table under the heading “Executive Compensation” below; and

●	all of our current directors and executive officers of the company as a group.

The number of shares beneficially owned by each 5% holder, director or executive officer is determined by the rules of the SEC, and the information does not necessarily indicate beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares over which the person or entity has sole or shared voting power or investment power and also any shares that the person or entity can acquire within 60 days of April 22, 2013 through the exercise of any stock option or other right. For purposes of computing the percentage of outstanding shares of common stock held by each person or entity, any shares that the person or entity has the right to acquire within 60 days after April 22, 2013 are deemed to be outstanding with respect to such person or entity but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person or entity. Unless otherwise indicated, each person or entity has sole investment and voting power (or shares such power with his or her spouse) over the shares set forth in the following table. The inclusion in the table below of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. As of April 22, 2013, there were [                      ] shares of common stock issued and outstanding.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percentage of Common Stock Outstanding
John Terwilliger (1)*	8,963,472	(2)	[	] %
O. Lee Tawes (3)*	3,098,447	(4)	[	] %
James J. Jacobs	606,150	(5)	[	] %
Stephen Hartzell*	194,491	(6)	†
John Boylan*	260,128	(7)	†
Keith Grimes*	25,000	(8)	†
Kenneth Jeffers	228,250	(9)	†	%
Capital Ventures International (10)	4,616,038	(11)	[	] %
All current directors and executive officers as a group (7 persons)	13,375,938	(12)	[	] %

*	Director of our company
†	Less than 1% of the shares of total common stock outstanding as of April 22, 2013.
(1)	Address is care of Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002.
(2)
Includes (a) 964,500 stock options that may be exercised within 60 days of April 22, 2013 and (b) 15,000 shares of restricted stock that vest ratably over three years subject to forfeiture of unvested shares upon termination of employment.

(3)	Address is 100 Wall Street, 8th Floor, New York, New York 10005.
(4)
Based upon information regarding Houston American Energy Corp. holdings reported on a Schedule 13D/A, Amendment No. 3, filed with the SEC on April 23, 2012 and on Form 4, filed with the SEC on June 13, 2012. Shares indicated as beneficially owned by Mr. Tawes include (a) 8,091 shares owned by 100 Wall Energy Partners, L.P., of which Mr. Tawes is a 7.8% owner and portfolio manager as well as a member of the general partner, (b) 119,034 shares owned by Mr. Tawes’ spouse, as to which Mr. Tawes disclaims beneficial ownership and (c) 138,491 stock options that may be exercised within 60 days of April 22, 2013.

(5)
Includes (a) 577,250 stock options that may be exercised within 60 days of April 22, 2013 and (b) 15,000 shares of restricted stock that vest ratably over three years subject to forfeiture of unvested shares upon termination of employment.

(6)	Includes 138,491 stock options that may be exercised within 60 days of April 22, 2013.
(7)
Includes (a) 68,303 shares held by EJC Ventures, LP, of which Mr. Boylan serves as the manager of the general partner, and (b) 131,825 stock options that may be exercised within 60 days of April 22, 2013.

(8)	Includes 25,000 stock options that may be exercised within 60 days of April 22, 2013.
(9)
Includes (a) 207,250 stock options that may be exercised within 60 days of April 22, 2013 and (b) 15,000 shares of restricted stock that vest ratably over three years subject to forfeiture of unvested shares upon termination of employment.

(10)	Address is One Capitol Place, Grand Cayman, Cayman Islands, British West Indies.
(11)
Based upon information regarding Houston American Energy Corp. holdings reported on a Schedule 13G, filed with the SEC on February 13, 2013.  Heights Capital Management, Inc., as investment manager of Capital Ventures International reports that it and Capital Ventures International have shared power to vote and to dispose of or to direct disposition of all 4,616,038 shares, reported as beneficially owned. Capital Ventures International and Heights Capital Management, Inc. each disclaim any beneficial ownership in any of the reported shares except for their pecuniary interest therein.

(12)	Includes 2,182,807 stock options that may be exercised within 60 days of April 22, 2013.

PROPOSAL 1

ELECTION OF DIRECTORS

Our restated articles of organization and amended and restated by-laws, each as amended to date, provide for the classification of our board into three classes, as nearly equal in number as possible. The Class A, Class B and Class C directors are currently serving until the annual meeting of stockholders that will be held in 2013, 2015 and 2014, respectively, and until their respective successors are elected and qualified. At each annual meeting of stockholders, directors are elected for a full term of three years to succeed those whose terms are expiring. Our board has fixed the number of directors at five. There are currently two Class A directors, one Class B director and two Class C directors.

Unless otherwise instructed, the persons named as proxies will vote all proxies received FOR the election of the persons named as nominees below as Class A directors for a term of three years, until the annual meeting of stockholders to be held in 2016 and until his successor is elected and qualified.

The nominees listed below are currently serving as directors and have indicated that they are willing to continue to serve, if elected. The independent directors of the board nominated the candidates for election. If one or more of the nominees should become unavailable, the persons named as proxies will vote all proxies received for a substitute nominee(s) designated by the board, unless instructions are given to the contrary. The board has no reason to believe that either of the nominees will become unavailable.

In the section below, we provide the names and biographical information about the Class A nominees and each other member of the board.

There are no family relationships among any of our directors, nominee for director and executive officers.

Nominees for Election as Class A Directors Continuing in Office until 2016

Stephen Hartzell Age: 59 Director Since: 2005
Since 2003, Mr. Hartzell has been an owner operator of Southern Star Exploration, LLC, an independent oil and gas company. From 1986 to 2003, Mr. Hartzell served as an independent consulting geologist. From 1978 to 1986, Mr. Hartzell served as a petroleum geologist, division geologist and senior geologist with Amoco Production Company, Tesoro Petroleum Corporation, Moore McCormack Energy and American Hunter Exploration. Mr. Hartzell received his B.S. in Geology from Western Illinois University and an M.S. in Geology from Northern Illinois University.

Mr. Hartzell brings to our board over 30 years of broad experience in the oil and gas industry, covering geology, operations management and asset management, and his resulting understanding of our industry, operating environment, key drivers of operational success and specific geological characteristics and challenges encountered in operations.

R. Keith Grimes Age: 56 Director Since: 2012
Since 2008, Mr. Grimes has served as Chief Executive Officer of Hamilton Group, an international service provider to oil and gas exploration and production companies offering specialized technical consulting and E&P technology to operators worldwide.  Prior to joining Hamilton Group, Mr. Grimes had a 28 year career in the oil and gas industry, most recently managing all eastern hemisphere operations of Expro Group, an Aberdeen, Scotland based global well testing and subsea engineering company, and previously serving in numerous leadership roles with Halliburton for 20 years.  Mr. Grimes holds a B.S. degree in Petroleum Engineering from Texas Tech University.

Mr. Grimes brings to our board over 30 years of broad domestic and international energy industry experience as a petroleum engineer and senior executive and his resulting understanding of our industry, international operations, engineering, geological and operational challenges encountered in our business.

Class B Directors Continuing in Office until 2015

John Boylan Age: 46 Director Since: 2006
Since September 2012, Mr. Boylan has served as Chief Executive Officer of EC Offshore Properties, Inc., an independent oil and gas company with operations focused in the Gulf of Mexico.  From December 2008 until August 2012, Mr. Boylan served as a financial consultant to Pisces Energy, LLC and, from April 2011 until April 2012, as Chief Financial Officer of Probe Resources, Ltd.  Previously, Mr. Boylan served in various financial consulting and executive capacities in the energy industry, including both the exploration and production and oil services sectors.  Mr. Boylan’s experience also includes work as an auditor for KPMG Peat Marwick and as a management consultant for Coopers & Lybrand Consulting.  Mr. Boylan holds a BBA with a major in Accounting from the University of Texas and an MBA with majors in Finance, Economics and International Business from New York University.  Mr. Boylan is a licensed CPA in the State of Texas.

In December 2007, Mr. Boylan filed a bankruptcy petition under Chapter 7 of the United States Bankruptcy Code in Cause No. 07-38742-H3-7 in the U.S. District Court for the Southern District of Texas, Houston Division.  He received a discharge from Chapter 7 in June 2009.  The bankruptcy petition was filed in response to efforts by a creditor to collect obligations of a company of which Mr. Boylan was a prior part owner, which obligations were personally guaranteed by Mr. Boylan.

Mr. Boylan brings to our board over 20 years of broad experience in the oil and gas industry, covering operations, accounting and finance, and his resulting understanding of our industry, operating environment, key drivers of operational and financial success and specific accounting and financial characteristics and challenges encountered finance and financial reporting.

Class C Directors Continuing in Office until 2014

John Terwilliger Age: 65 Director Since: 2001
Mr. Terwilliger has served as our Chairman, Chief Executive Officer, President and a director since our inception in April 2001.

Mr. Terwilliger brings to our board over 30 years of energy industry experience as well as essential insight and guidance from an inside perspective as a result of his key and ongoing role in acquiring and managing our asset portfolio, his central role in managing all aspects of operations of our company and his position as our largest shareholder.

O. Lee Tawes III Age: 65 Director Since: 2005
Mr. Tawes is Executive Vice President and Head of Investment Banking, and a Director at Northeast Securities Inc.  Prior to joining Northeast Securities, Mr. Tawes held management and research analyst positions with C.E. Unterberg, Towbin, Oppenheimer & Co. Inc., CIBC World Markets and Goldman Sachs & Co. from 1972 to 2004.  Mr. Tawes has served as a Director of GSE Systems, Inc. since 2006 and served as a Director of New Leaf Brands, Inc. from 2001 to 2012.  Mr. Tawes is a graduate of Princeton University and received his MBA from Darden School at the University of Virginia.

Mr. Tawes brings to our board over 30 years of broad experience in finance and investment banking, and specific experience in oil and gas finance and investment banking, and his resulting understanding of our industry, operating environment, key drivers of financial success and specific capital market characteristics and challenges encountered by our company.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES TO THE BOARD OF DIRECTORS SET FORTH IN THIS PROPOSAL 1.

In considering your vote with respect to the election of directors pursuant to Proposal 1, you should consider the discussions of “Executive Compensation” and “Corporate Governance” and the other discussions contained in this Proxy Statement.

PROPOSAL 2

APPROVAL OF AMENDMENT TO CERTIFICATE OF INCORPORATION TO
INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

General

Our Board has unanimously adopted and is submitting for stockholder approval an amendment to our Certificate of Incorporation to increase the authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares (the “Authorized Share Increase”). Approval of the Authorized Share Increase will grant the Board the authority, without further action by the stockholders, to carry out the amendment to the Certificate of Incorporation after the date stockholder approval for the amendment is obtained.

The additional 50,000,000 shares of common stock will have a par value of $0.001 per share. We are currently authorized to issue 110,000,000 shares of capital stock, 100,000,000 of which are designated as common stock and 10,000,000 of which are designated as “blank check” preferred stock.

As of the record date, [                 ] shares of our common stock were issued and outstanding and [              ] shares of our common stock were subject to outstanding warrants and options (including options that are presently outstanding but subject to stockholder approval of an increase in the shares reserved for issuance under our 2008 Equity Incentive Plan), thereby leaving [                 ] shares of common stock unassigned and authorized for potential issuance. In addition to the shares underlying outstanding warrants and options, if the accompanying proposal to approve the amendment of our 2008 Equity Incentive Plan to increase the shares reserved thereunder is approved, [                ] shares will be reserved for issuance with respect to future awards.

The proposed amendment will not change the number of shares of preferred stock authorized for issuance.

Rights of Additional Authorized Shares of Common Stock

The additional shares of common stock resulting from the Authorized Share Increase, if and when issued, would be part of the existing class of common stock and would have rights and privileges identical to our common stock currently outstanding.

Potential Advantages of the Authorized Share Increase

 Our Board believes that the authorized number of shares of common stock should be increased to provide sufficient shares of common stock for such corporate purposes as may be determined by our Board to be necessary or desirable. We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares of common stock that will be available following Authorized Share Increase. However, the Company expects to continue to need additional external financing to provide additional working capital.

Once authorized, the additional shares of common stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval.

Potential Disadvantages of the Authorized Share Increase

Future issuances of common stock or securities convertible into common stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt, but nothing would prevent the Board from taking any appropriate actions not inconsistent with its fiduciary duties.

Procedure for Effecting the Authorized Share Increase

If this proposal is approved by our stockholders, our Board will cause the Authorized Share Increase to be implemented by filing an amendment to our Certificate of Incorporation with the Delaware Division of Corporations. The Authorized Share Increase will become effective on the date that it is filed.

Discretionary Authority of the Board to Abandon Authorized Share Increase

The Board reserves the right to abandon the Authorized Share Increase without further action by our stockholders at any time before the effectiveness of the amendment to the Certificate of Incorporation, even if the Authorized Share Increase has been authorized by our stockholders at the Meeting. By voting in favor of the Authorized Share Increase, you are expressly also authorizing our Board to determine not to proceed with, and abandon, the Authorized Share Increase if it should so decide.

Annex Relating to the Authorized Share Increase

The text of the form of the articles of amendment relating to this proposal, which we would file with the Delaware Division of Corporations to effect the Authorized Share Increase, is attached to this proxy statement as Annex A.

Required Vote and Recommendation

The affirmative vote of a majority of the shares outstanding, and entitled to vote at the Annual Meeting, will be required to approve and adopt the proposed amendment to our Certificate of Incorporation. Abstentions and broker non-votes will have the effect of a vote against the proposed amendment to our Certificate of Incorporation.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE AGGREGATE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE TO 150,000,000.

PROPOSAL 3

APPROVAL OF AMENDMENT TO 2008 EQUITY INCENTIVE PLAN TO
INCREASE SHARES RESERVED TO 6,000,000 SHARES

Background and Purpose

Our Board adopted the Houston American Energy Corporation 2008 Equity Incentive Plan (the “2008 Plan”) in 2008, and submitted it to our stockholders for their approval at the 2008 annual meeting. On June 2, 2008, our stockholders approved the 2008 Plan. An aggregate of 2,200,000 shares of our common stock are reserved and available for issuance under the 2008 Plan. Since the adoption of the 2008 Plan, we have granted (i) options to purchase [                 ] shares of our common stock to our employees (including officers) and directors, including options to purchase [                  ] shares which options are not exercisable unless and until stockholder approval of an increase in the shares reserved under the 2008 Plan, and (ii) 45,000 shares of restricted stock. As of April 22, 2013, [                 ] shares of our common stock are available for grant under the 2008 Plan.

Our Board has unanimously adopted and is submitting for stockholder approval an amendment to increase the number of shares covered by, and reserved for issuance under, the 2008 Plan from 2,200,000 shares to 6,000,000 shares, which represents approximately 11.5% of our outstanding common stock. Such amendment will enable the Company to make grants under the 2008 Plan to directors, employees (including officers), consultants and other persons who provide services to us.

The principal provisions of the 2008 Plan, as amended, are summarized below. This summary is not a complete description of all of the 2008 Plan’s provisions and is qualified in its entirety by reference to the 2008 Plan, which is attached as Annex A to our proxy statement filed with the SEC on April 28, 2008, as well as the form of amendment to the 2008 Plan, which is attached to this proxy statement as Annex B. Capitalized terms in this summary not defined in this proxy statement have the meanings set forth in the 2008 Plan.

Description of the 2008 Plan

Purpose and Eligible Participants.

The purpose of the 2008 Plan is to secure and retain competent personnel by furnishing equity incentives to those employees (including officers), directors, and consultants upon whose efforts the success of the Company depends. As of the mailing date of this proxy statement, 4 employees, 4 directors, and no consultants are eligible to participate in the 2008 Plan.

Types of Awards

The 2008 Plan permits the grant of the following types of awards, in the amounts and upon the terms determined by the administrator of the 2008 Plan (the “Administrator”):

Options

Options may either be incentive stock options (“ISOs”), which are specifically designated as such for purposes of compliance with Section 422 of the Code, or non-qualified stock options (“NSOs”). Options vest as determined by the Administrator, subject to certain statutory limitations regarding the maximum term of ISOs and the maximum value of ISOs that may vest in one year. The exercise price of each share subject to an ISO will be equal to or greater than the fair market value of a share on the date of the grant of the ISO, except in the case of an ISO grant to a shareholder who owns more than 10% of the Company’s outstanding shares, in which case the exercise price will be equal to or greater than 110% of the fair market value of a share on the grant date. The exercise price of each share subject to an NSO is to be determined by the Board at the time of grant but will not be less than the fair market value. Recipients of options have no rights as a stockholder with respect to any shares covered by the award until the award is exercised and a stock certificate or book entry evidencing such shares is issued or made, respectively.

Restricted Stock Awards

Restricted stock awards consist of shares granted to a participant that are subject to one or more risks of forfeiture. Restricted stock awards may be subject to risk of forfeiture based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock awards are entitled to vote and receive dividends attributable to the shares underlying the award beginning on the grant date.

Restricted Stock Units

Restricted stock units consist of a right to receive shares (or cash, in the Administrator’s discretion) on one or more vesting dates in the future. The vesting dates may be based on the passage of time or the satisfaction of other criteria, such as continued employment or Company performance. Recipients of restricted stock units have no rights as a stockholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Performance Awards

Performance awards, which may be denominated in cash or shares, are earned upon achievement of performance objectives during a performance period established by the Administrator. Recipients of performance awards have no rights as a shareholder with respect to any shares covered by the award until the date a stock certificate or book entry evidencing such shares is issued or made, respectively.

Stock Appreciation Rights

A stock appreciation right may be granted independent of or in tandem with a previously or contemporaneously granted stock option, as determined by the Administrator. Generally, upon exercise of a stock appreciation right, the recipient will receive cash, shares of common stock, or a combination of cash and common stock, with a value equal to the excess of: (i) the fair market value of a specified number of shares of common stock on the date of the exercise, over (ii) a specified exercise price. If a stock appreciation right is granted in tandem with a stock option, the exercise of the stock appreciation right will generally cancel a corresponding portion of the option, and, conversely, the exercise of the stock option will cancel a corresponding portion of the stock appreciation right.

Number of Shares

The stock to be awarded or optioned under this Plan shall consist of authorized but unissued or reacquired shares of common stock. The maximum aggregate number of shares of common stock reserved and available for awards under the 2008 Plan, as amended, is 6,000,000 shares. Shares subject to awards granted under the 2008 Plan that expire or are terminated or forfeited for any reason, or which are used to pay the exercise price or satisfy the tax withholding obligation applicable to an award, or which represent an award to the extent it is settled in cash, will remain in the pool of shares available for issuance under the 2008 Plan.

Administration

Subject to the terms of the 2008 Plan, the Administrator will have the discretion to (i) make awards, (ii) determine the terms and conditions of awards, including the number of shares subject to an award, vesting criteria, performance conditions and the manner of exercise, (iii) prescribe the form of agreements to evidence awards, (iv) interpret the 2008 Plan and (v) make all other determinations necessary or advisable for the administration of the 2008 Plan or any agreement issued thereunder, to the extent permitted by law and the 2008 Plan. The 2008 Plan will initially be administered by the compensation committee of the Board; provided, however, that the Board may delegate some or all of the administration of the 2008 Plan to a committee or committees of non-employee directors. The Board has delegated to the Compensation Committee the responsibility for approving, or recommending to the Board for approval, awards to the Company’s executive officers under the 2008 Plan.

Amendments

The Administrator may from time to time, insofar as permitted by law, suspend or discontinue the 2008 Plan or revise or amend it in certain respect. However, the Administrator may not, without stockholder approval, revise or amend the 2008 Plan (i) to materially increase the number of shares subject to the 2008 Plan, (ii) to change the designation of participants, including the class of employees, eligible to receive awards, (iii) to decrease the price at which options or stock appreciation rights may be granted, (iv) to cancel options or stock appreciation rights that have an exercise price in excess of the fair market value of the common stock, (v) to materially increase the benefits accruing to participants under the 2008 Plan or (vi) in any manner that will cause ISOs to fail to meet the requirements of Code Section 422.

Term

The Administrator may grant awards pursuant to the 2008 Plan until it is discontinued or terminated; provided, however, that ISOs may not be granted after June 2, 2018.

Change of Control

Unless otherwise provided in the terms of an award, upon a Change of Control of the Company, as defined in the 2008 Plan, the Board shall have the option to provide for any of the following: (i) the acceleration of the exercisability, vesting, or lapse of the risks of forfeiture of any or all awards (or portions thereof), (ii) the complete termination of the 2008 Plan and the cancellation of any or all awards (or portions thereof) that have not been exercised, have not vested, or remain subject to risks of forfeiture, as applicable, in each case as of the effective date of the Change of Control, (iii) that the entity succeeding the Company by reason of such Change of Control, or the parent of such entity, shall assume or continue any or all awards (or portions thereof) outstanding immediately prior to the Change of Control or substitute for any or all such awards (or portions thereof) a substantially equivalent award with respect to the securities of such successor entity, as determined in accordance with applicable laws and regulations and (iv) that holders of outstanding awards shall become entitled to receive, with respect to each share of common stock subject to such award (whether vested or unvested), as of the effective date of any such Change of Control, cash in an amount equal to (a) the holder’s options or stock appreciation rights, the excess of the fair market value of such common stock on the date immediately preceding the effective date of such Change of Control over the exercise price per share of options or stock appreciation rights or (b) for participants holding awards other than options or stock appreciation rights, the fair market value of such common stock on the date immediately preceding the effective date of such Change of Control.

Payment

Upon exercise of an option granted under the 2008 Plan, and as permitted in the Administrator’s discretion, the option holder may pay the exercise price in cash (or cash equivalent), by surrendering previously-acquired unencumbered shares of common stock, by withholding shares of common stock from the number of shares that would otherwise be issuable upon exercise of the option (i.e., a net share settlement), through broker-assisted cashless exercise (if compliant with applicable securities laws and any insider trading policies of the Company), another form of payment authorized by the Administrator, or a combination of any of the foregoing. If the exercise price is paid, in whole or in part, with common stock, the then-current fair market value of the stock delivered or withheld will be used to calculate the number of shares of common stock required to be delivered or withheld.

Transfer Restrictions

Unless permitted by law and expressly permitted by the Administrator, no award made under the 2008 Plan will be transferable, other than by will or by the laws of descent and distribution. The Administrator may permit a recipient of a NSO to transfer the award by gift to his or her “immediate family” or to certain trusts or partnerships (as defined and permitted by applicable federal securities law).

New Plan Benefits

The amount of future awards will be determined by the Administrator. The 2008 Plan does not require awards in specific amounts or to specific recipients or provide formulae to determine the amount or recipient of awards. As a result, the Company cannot determine the awards that will be made under the 2008 Plan or that would have been made in the past if the 2008 Plan, as amended, had been in place.

Options to purchase an aggregate of 915,525 shares of common stock were granted to officers and directors during 2012, the exercisability of which options is subject to approval of the amendment to increase the shares reserved under the 2008 Plan.  The option grants which will become exercisable if the proposed amendment to increase shares reserved under the 2008 Plan are as follows:

Name, Title	Options
John F. Terwilliger, CEO, President and Chairman	385,500
James J. Jacobs, CFO	192,750
Kenneth Jeffers, Senior Vice President – Exploration	192,750
O. Lee Tawes, III, Director	48,175
Stephen Hartzell, Director	48,175
John P. Boylan, Director	48,175
Total	915,525

Each of those options is exercisable at $1.65 per share.

On April 22, 2013, the closing price of our common stock was $[   ].

Federal Income Tax Matters

The discussion which follows is a summary, based on current law, of some significant U.S. federal income tax considerations relating to awards under the 2008 Plan. The following is based on U.S. federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the 2008 Plan. The award recipient may also be subject to state and local taxes and employment taxes in connection with award granted under the 2008 Plan. The award recipient should consult with an individual tax advisor to determine the applicability of the tax aspects of participating in the 2008 Plan in the recipient’s personal circumstances.

Options

Under present law, an optionee will not recognize any taxable income at the time an NSO is granted pursuant to the 2008 Plan. Upon exercise of the NSO, however, the optionee generally must recognize ordinary income in an amount equal to the difference between the exercise price of such NSO and the fair market value (determined as of the date of exercise) of the common stock acquired by the optionee upon the exercise of such NSO. Upon the disposition of the shares acquired upon the exercise of such NSO, any resulting gain or loss will generally be treated as capital gain or loss, with the basis in such shares equal to the fair market value of the shares at the time of exercise. The Company will be entitled to a corresponding deduction at the time such NSO is exercised and must comply with applicable tax withholding requirements.

ISOs granted under the 2008 Plan are intended to qualify for favorable tax treatment under Section 422 of the Code. Under Section 422, an optionee generally recognizes no taxable income when the ISO is granted. Further, the optionee generally will not recognize any taxable income when the ISO is exercised if he or she has been, without a break in service, an employee of the Company or an affiliate from the date that the ISO was granted until three months before the date of exercise (or, until one year prior to the date of exercise, if the optionee is disabled (as such term is defined in the Code)). The Company ordinarily is not entitled to any deduction upon the grant or exercise of an ISO. The excess of the fair market value of the shares at the time of the exercise of an ISO over the exercise price is an adjustment that is included in the calculation of the optionee’s alternative minimum taxable income for the tax year in which the ISO is exercised. For purposes of determining the optionee’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the ISO exercise, the optionee will have a basis in those shares equal to the fair market value of the shares at the time of exercise.

If the optionee does not dispose of the shares acquired upon the exercise of an ISO for a period of two years from the date of grant of the ISO or one year from receiving the transfer of the shares, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed to the optionee as capital gain, and the Company will not be entitled to any deduction for Federal income tax purposes. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.

Restricted Stock Awards

Generally, no income is taxable to the recipient of a restricted stock award at the time that the award is granted, provided that the award is subject to a substantial risk of forfeiture (determined under Code rules) at the time of grant. Instead, the recipient will recognize ordinary income equal to the fair market value of the shares when the restrictions on the shares lapse (that is, when the shares are no longer subject to a substantial risk of forfeiture). The Company will be entitled to a corresponding deduction at such time. If a recipient makes an election under Section 83(b) of the Code to be taxed at the time of grant, the recipient will, when the award is granted, recognize ordinary income equal to the fair market value of the shares subject to such award at the time that the award was granted and the Company generally will receive a corresponding deduction. The Company must comply with applicable tax withholding requirements. The recipient’s tax basis in any shares acquired pursuant to a restricted stock award is the amount recognized by him or her as income attributable to such shares. Upon a subsequent disposition of the shares, the recipient will generally realize a capital gain or loss, as applicable.

Restricted Stock Units

Generally, no income is taxable to the recipient of a restricted stock unit award at the time that the award is granted. A recipient of restricted stock units will generally recognize ordinary income in an amount equal to the fair market value of the shares (or the amount of cash) distributed to settle the restricted stock units on the vesting date(s). The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Performance Awards

Generally, no income is taxable to the recipient of a performance award at the time that the award is granted. A recipient of performance awards will recognize ordinary income equal to the value of the shares of common stock or the cash received, as the case may be, at the time that the award is settled. The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Stock Appreciation Rights

Generally, no income is taxable to the recipient of a stock appreciation right at the time that the award is granted. Generally, a recipient of a stock appreciation right will recognize ordinary income equal to the fair market value of the shares of common stock or the cash received at the time that the stock appreciation right is exercised. The Company generally will receive a corresponding deduction at such time and must comply with applicable tax withholding requirements.

Other Information

Other than as a result of their right to participate in the 2008 Plan, including their rights with respect to options described under New Plan Benefits above, no person who was a director or executive officer of us in the year ended December 31, 2012, or any associate of theirs, has any substantial interest in this proposal.

Required Vote and Recommendation

Provided a quorum of at least a majority of the issued and outstanding shares of common stock is present (in person or by proxy), this proposal will be approved if the votes cast favoring the proposal exceeds the votes cast opposing the proposal. Abstentions and broker non-votes will not be counted as having been voted on the proposal and will not have an affect on the proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF AN AMENDMENT TO OUR 2008 EQUITY INCENTIVE PLAN TO INCREASE THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN TO 6,000,000.

PROPOSAL 4

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board, on the recommendation of the audit committee, has selected the firm of GBH CPAs, PC as our registered public accounting firm for fiscal 2013. GBH CPAs, PC has served as our registered public accounting firm since January 2009.  Although stockholder approval of the board’s selection of GBH CPAs, PC is not required by law, the board believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, the board will reconsider its selection of GBH CPAs, PC.

Representatives of GBH CPAs, PC are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF GBH CPAs, PC AS OUR REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2013.

In considering your vote with respect to the ratification of our selection of GBH CPAs, PC as our registered public accounting firm pursuant to Proposal 4, you should consider the discussion of “Relationship with Independent Registered Public Accounting Firm” and the other discussions contained in this Proxy Statement.

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table includes information concerning compensation for the two years ended December 31, 2012 for our CEO, CFO and our only other executive officer (collectively, the “Named Executive Officers”), being our only executive officers during the latest year:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John F. Terwilliger, CEO	2012	372,921	181,912	—	177,049	—	—	731,882
	2011	355,162	259,875	247,800	—	—	—	862,837
James J. Jacobs, CFO	2012	204,868	95,287	—	88,525	—	—	388,680
	2011	186,038	136,125	247,800	—	—	—	569,963
Kenneth Jeffers, Sr VP Exploration	2012	258,300	126,000	—	88,525	—	—	472,825
	2011	246,000	120,000	247,800	—	—	—	613,800

(1)
The amounts included in the “Stock Awards” and “Option Awards” columns reflect the grant date fair value calculated in accordance with FASB ASC Topic 718. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 8 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on April 1, 2013.

(2)
Excludes the value of stock option grants approved by the board during 2012 but subject to stockholder approval of an amendment to the company’s 2008 Equity Incentive Plan to increase the shares reserved thereunder.  See “Grants of Plan-Based Awards – 2012” for details with respect to Options Awards during 2012.

Grants of Plan-Based Awards - 2012

The following table sets forth information regarding plan-based awards to the Company’s Named Executive Officers in 2012.

Name	Grant Date	All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards; Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)

John F. Terwilliger	06/11/2012	—	600,000	1.65	177,049
James J. Jacobs	06/11/2012	—	300,000	1.65	88,525
Kenneth Jeffers	06/11/2012	—	300,000	1.65	88,525

(1)
Stock option awards reflects the full amount of option awards approved during 2012.  All of such options vested fully on grant.  However, included within such option awards are a number of options (the “Contingent Options”) that are only exercisable on or after approval by the company’s stockholders of an amendment to the 2008 Equity Incentive Plan to increase the shares reserved under the plan to an amount sufficient to permit the exercise of such options.  The number of Contingent Options included in the column is as follows: John F. Terwilliger – 385,500; James J. Jacobs – 192,750; and, Kenneth Jeffers – 192,750.

(2)
Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718, excluding the value of the Contingent Options. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 8 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on April 1, 2013.  Assuming the approval by stockholders of the proposed increase in shares reserved under the 2008 Equity Incentive Plan, the value of the Contingent Options shall be computed as of the date of such approval and reported as if the Contingent Options were granted at the time of such approval.

Outstanding Equity Awards at Fiscal Year-End

The following table includes certain information with respect to unexercised options and unearned restricted stock previously awarded to the Named Executive Officers at December 31, 2012.

		Option Awards				Stock Awards
						Equity Incentive	Equity Incentive
						Plan Awards:	Plan Awards:
						Number of	Market or Payout
		Number of	Number of			Unearned	Value of
		Securities	Securities			Shares, Units or	Unearned Shares,
		Underlying	Underlying	Option	Option	Other Rights	Units or Other
	Grant	Unexercised Options	Unexercised Options	Exercise	Expiration	That Have Not	Rights That Have
Name	Date	Exercisable	Unexercisable (1)	Price	Date	Vested (4)	Not Vested

John F. Terwilliger	06/11/12	214,500	385,500 (2)	$1.65	06/10/22	—	—
	06/02/08	600,000	300,000 (3)	7.20	06/01/18	—	$—
	06/14/11	—	—	—	—	10,000	2,200
James J. Jacobs	06/11/12	107,250	192,750 (2)	1.65	06/10/22	—	—
	06/09/09	120,000	—	2.05	06/09/19	—	—
	06/02/08	150,000	—	7.20	06/01/18	—	—
	07/05/06	200,000	—	2.98	07/05/16	—	—
	06/14/11	—	—	—	—	10,000	2,200
Kenneth Jeffers	06/11/12	107,250	192,750 (2)	1.65	06/10/22	—	—
	08/13/10	100,000	50,000	8.87	08/13/20	—	—
	06/14/11	—	—	—	—	10,000	2,200

(1)	Except as otherwise noted, options become exercisable in three equal installments beginning one year after the date of grant and on each of the next two anniversaries of the date of grant.

(2)	Options become exercisable immediately upon approval by the company’s stockholders of an amendment to the 2008 Equity Incentive Plan increasing the shares reserved for issuance under the plan.

(3)	Options become exercisable in six equal installments beginning one year after the date of grant and on each of the next five anniversaries of the date of grant

(4)	Stock awards vest one-third on each anniversary of the grant date.

Employment Arrangements and Plans

Employment Agreements

Kenneth Jeffers. In August 2010, we entered into an employment agreement with Kenneth Jeffers pursuant to which Mr. Jeffers serves as our Senior Vice President of Exploration for the duration of the term of said employment agreement. The employment agreement provides for an annual salary, an initial stock option grant, participation in all of our executive benefit programs and discretionary raises and bonuses as determined by our board of directors. The employment agreement provided for an initial term of three years with automatic one year renewals thereafter unless we notify Mr. Jeffers of our intent not to renew the employment agreement.  The current term of the employment agreement expires in August 2013.

Base Salary and Bonuses

Effective July 1, 2012, our compensation committee approved, and we granted, 5% increases in base salary to John Terwilliger, our Chairman, CEO and President, and Kenneth Jeffers, our Senior Vice President of Exploration, and a 15% increase in base salary to James J. Jacobs, our Chief Financial Officer.  Following such increases in base salary, and as of the date hereof, the base salaries of our officers were as follows: John F. Terwilliger, Chairman, CEO and President - $382,016; Kenneth Jeffers, Senior Vice President of Exploration - $264,600; and, James J. Jacobs, Chief Financial Officer - $219,161.

In mid-2012, our compensation committee approved, and we paid, cash bonuses to our principal officers in an amount equal to 50% of their base salary (before giving effect to 2012 increases in base salary), as follows: John Terwilliger - $181,912; Kenneth Jeffers - $126,000; and, James J. Jacobs - $95,287.

Equity Incentive Plans

Our board of directors and shareholders have adopted our the Houston American Energy Corp. 2005 Stock Option Plan (the “2005 Plan”) and the Houston American Energy Corp. 2008 Equity Incentive Plan (the “2008 Plan” and, together with the 2005 Plan, the “Plans”).

Under the 2005 Plan, 500,000 shares of common stock are reserved for issuance pursuant to stock options.  Under the 2008 Plan, 2,200,000 shares of common stock are reserved for issuance pursuant to grants of stock options and restricted stock.  In March 2013, our board amended the 2008 Plan to increase the number of shares reserved under the plan to 6,000,000 shares.  The amendment to the 2008 Plan is subject to approval by the stockholders, which approval is to be voted on pursuant to this proxy statement. The Plans are administered by our Compensation Committee and provide that key employees, consultants and directors are eligible to participate therein.

Pension Benefits

We do not maintain any retirement plans or otherwise provide any retirement benefits of any nature for our executives or employees.

Termination or Change in Control Payments

In June 2012, our board of directors approved the entry into Change in Control Agreements (the “Change in Control Agreements”) with our President and Chief Executive Officer, John Terwilliger, Chief Financial Officer, James J. Jacobs, and Senior Vice President – Exploration, Kenneth Jeffers. Pursuant to the Change in Control Agreements, if we undergo a change in control and a covered officer is terminated without cause or resigns for good reason within 90 days prior to or within 12 months following a change in control, the subject officer is entitled to (i) a lump sum cash severance payment equal to 250% of his average annual cash compensation (including salary and bonuses) during the three years ending on the termination date, and (ii) acceleration of vesting of all unvested time-based stock options.

Director Compensation Table

The following table provides compensation information for the year ended December 31, 2012 for each member of our Board of Directors:

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($) (2)(3)(4)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
John Boylan	17,500	—	42,776	—	—	60,276
Stephen Hartzell	12,500	—	42,776	—	—	55,276
O. Lee Tawes III	7,500	—	42,776	—	—	50,276
Keith Grimes	7,500	—	19,375	—	—	26,875

(1)	Mr. John Terwilliger, a director and officer of our company, has been omitted from this table since he receives no compensation for serving on our board.

(2)
Excludes 48,175 options (the “Director Contingent Options”) granted to each of Messrs. Boylan, Hartzell and Tawes the exercise of which is subject to prior approval by the company’s stockholders of an amendment to the 2008 Equity Incentive Plan to increase the shares reserved for issuance under the plan.

(3)
Reflects the grant date fair value calculated in accordance with FASB ASC Topic 718 excluding the Director Contingent Options. The Company’s FASB ASC Topic 718 assumptions used in these calculations are set forth in Note 8 to the Financial Statements included in the Company’s annual report on Form 10-K filed with the SEC on April 1, 2013.

(4)
The following are the aggregate number of option awards outstanding, including Director Contingent Options, that have been granted to each of our non-employee directors as of December 31, 2012, the last day of the 2012 fiscal year: Mr. Boylan: 180,000; Mr. Hartzell: 186,666; Mr. Tawes: 186,666; and Mr. Grimes: 25,000.

Standard Director Compensation Arrangements

We compensate non-employee members of the board through a mixture of cash and equity-based compensation. In June 2012, we revised the cash compensation arrangements for our non-employee directors to provide for the following payments: (i) annual retainer of $9,000; (ii) annual retainer for service on each board committee of $3,000; (iii) annual retainer for service as chair of the audit committee of $3,750; and (iv) annual retainer for service as chair of the compensation committee of $2,250.  Each of the annual retainers is payable in equal quarterly installments.  Prior to June 2012, the cash compensation arrangements for our non-employee directors consisted of an annual retainer of $6,000; an annual retainer of $2,000 per committee served on; an annual retainer of $2,500 for service as audit committee chair; and, an annual retainers of $1,500 for service as chair of all other committees. We also reimburse expenses incurred by non-employee directors to attend board and committee meetings.

On the date of the initial appointment or election of each non-employee director, and on the date of each annual meeting thereafter, each non-employee director receives a stock option grant to purchase 25,000 shares (pro rated if appointment or election is other than at an annual meeting of stockholders) of our common stock at a price equal to the fair market value of our common stock on the date of grant.  Commencing in 2011, option grants to directors vest 20% on the date of grant and 80% nine months from the date of grant.

Directors who are also our employees do not receive cash or equity compensation for service on the board in addition to compensation payable for their service as employees of Houston American Energy.

2012 Special Option Grants to Non-Employee Directors

In June 2012, our board approved, and we made, special one-time grants of options to non-employee directors to purchase, for a period of ten years, 75,000 shares of common stock at a price equal to the fair market value of our common stock on the date of grant.  Those options vested 20% on the date of grant and 80% nine months from the date of grant, provided, however, that the exercise of such options as to 48,175 shares per non-employee director is further subject to approval by our stockholders of an amendment to our 2008 Equity Incentive Plan increasing the shares reserved for issuance under the plan to an amount sufficient to permit exercise of such options.

CORPORATE GOVERNANCE

 The Board and Board Meetings

The board consists of five directors. During the fiscal year ended December 31, 2012, the board held a total of [   ] meetings (including telephonic meetings and committee meetings). With the exception of Mr. Grimes who was appointed as a director mid-year, each of the incumbent directors attended at least 75% of the total number of meetings of the board, including meetings of all committees on which he served. Our corporate governance guidelines, which were adopted in March 2007, provide that directors are expected to attend the annual meeting of stockholders.  All of our then serving directors attended our 2012 annual meeting of stockholders.

Board Independence

The board has determined that each of the directors, with the exception of Messrs. Terwilliger and Tawes, qualify as “independent” as defined by applicable NYSE MKT and SEC rules. In making this determination, the board has concluded that none of these members has a relationship that, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Stephen Hartzell has served as lead director since March 2007 and presides over meetings of the independent directors.

Board Committees

The board currently has, and appoints members to, two standing committees: the audit committee and the compensation committee. Each member of these committees is independent as defined by applicable the NYSE MKT and SEC rules. Each of the committees has a written charter approved by the board. The current members of the committees are identified below:

Director	Audit	Compensation
John Boylan	✓ (Chair)	✓ (Chair)
Stephen Hartzell	✓	✓
Keith Grimes	✓	✓

Audit Committee

The audit committee is composed of three independent directors, Messrs. Boylan, Hartzell and Grimes, each of whom meets the independence and financial literacy requirements as defined by applicable NYSE MKT and SEC rules. The audit committee assists the board in its general oversight of our financial reporting, internal controls, legal compliance, ethics programs and audit functions, and is directly responsible for the appointment, evaluation, retention and compensation of the registered public accounting firm. The board has determined that Mr. Boylan qualifies as an “audit committee financial expert” in accordance with the applicable rules and regulations of the SEC.

The audit committee acts under the terms of a written charter initially adopted in May 2006, a copy of which can be found on our website at www.houstonamericanenergy.com/corporategovernance.html . The audit committee met four times during the fiscal year ended December 31, 2012. For more information regarding the audit committee, please refer to the “Report of Audit Committee” beginning on page [   ].

Compensation Committee

The compensation committee, which is appointed by the board, is composed of three non-employee independent directors as defined by applicable NYSE MKT rules. The committee is responsible for establishing and administering the policies that govern both annual compensation and equity ownership. It reviews and approves salaries, bonus and incentive compensation, perquisites, equity compensation, and all other forms of compensation for our executive officers, including the chief executive officer. The compensation committee is also responsible for reviewing and administering our incentive compensation plans, equity incentive programs and other benefit plans. It periodically reviews and makes recommendations to the board with respect to director compensation.

The compensation committee acts under the terms of a written charter adopted in May 2006, a copy of which can be found on our website at www.houstonamericanenergy.com/corporategovernance.html.  The compensation committee held one meeting during the fiscal year ended December 31, 2012.

Nomination of Directors

The board of directors does not maintain a standing nominating committee. Instead, the board has adopted, by resolution, a process of nominating directors wherein nominees must be selected, or recommended for the board’s selection, by a majority of the independent directors with independence determined in accordance with NYSE MKT standards. Because of the relatively small size of the board and the current demands on the independent directors, the board determined that the nomination process would best be carried out, while maintaining the independence of the nominating process, by drawing upon the resources of all board members with the requirement that nominates be selected by a majority of the independent directors.

In the event of a vacancy on the board, the process followed by the independent directors in nominating and evaluating director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the independent directors apply criteria adopted by the board. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, absence of conflicts of interest and the ability to act in the interests of all stockholders. No specific weights are assigned to particular criteria and no particular criterion is a prerequisite for each prospective nominee. The Board does not have a formal policy with respect to diversity of nominees.  We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a composite mix of experience, knowledge and abilities that will best allow the board to fulfill its responsibilities.

The board may utilize the services of a search firm to help identify candidates for director who meet the qualifications outlined above.

Stockholders may recommend individuals to the independent directors for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to Independent Directors, c/o Corporate Secretary, Houston American Energy Corp, 801 Travis St., Suite 1425, Houston, Texas 77002. Assuming that appropriate biographical and background material has been provided on a timely basis, the stockholder-recommended candidates will be evaluated by following substantially the same process, and applying substantially the same criteria, as it follows for candidates recommended by our board or others. If the board determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included in the proxy card for the next annual meeting.

Stockholders also have the right under our bylaws to directly nominate director candidates, without any action or recommendation on the part of the board, by following the procedures set forth under “Deadline for Submission of Stockholder Proposals for the 2014 Annual Meeting” on page[   ]. Candidates nominated by stockholders in accordance with the procedures set forth in the bylaws will not be included in our proxy card for the next annual meeting.

Communicating with the Independent Directors

Our board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. Our lead director, Mr. Hartzell, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the lead director, with the assistance of our counsel, considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to Houston American Energy Corp, Board of Directors, c/o Corporate Secretary, 801 Travis St., Suite 1425, Houston, Texas 77002.

Board Leadership Structure and Risk Oversight Role

Our Chief Executive Officer also serves as Chairman of our Board of Directors. As noted, Stephen Hartzell presently serves as our “Lead Independent Director”.  We believe that such a leadership structure is appropriate for our company given the small size of our company and our need to control costs and facilitate rapid response to market opportunities.

Our Board provides high level oversight with respect to our risk management activities, consisting principally of interfacing with management with regard to proper risk management policies and implementation of those policies.  In general, the Board familiarizes itself with the risk management policies being pursued and the actual transactions carried out in that regard so as to assure that the policy is sound and the transactions undertaken are consistent with the policy.  Given our position as a non-operator of our various properties, decisions regarding entry into derivative instruments to manage commodity price risk is typically vested in the property operators and, therefore, the Board believes that our company and management has little discretion with regard to risk management transactions.

Code of Conduct and Ethics

We have adopted a written code of conduct and ethics that applies to all our directors, officers and employees, including our chief executive officer and our chief financial and accounting officer. A current copy of the code can be found on our website at www.houstonamericanenergy.com/corporategovernance.html. In addition, we intend to post on our website or file under cover of Form 8-K all disclosures that are required by law or NYSE MKT listing standards concerning any amendments to, or waivers from, any provision of the code.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Exchange Act, or “Section 16(a)”, requires that directors, executive officers and persons who own more than ten percent of any registered class of a company’s equity securities, or “reporting persons,” file with the SEC initial reports of beneficial ownership and report changes in beneficial ownership of common stock and other equity securities. Reporting persons holding our stock are required by SEC regulations to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of copies of these reports, and written representations from such reporting persons, we believe that all filings required to be made by reporting persons of our stock were timely filed for the year ended December 31, 2012 in accordance with Section 16(a).

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Report of Audit Committee

The audit committee is responsible for assessing the information provided by management and our registered public accounting firm in accordance with its business judgment. Management is responsible for the preparation, presentation and integrity of our financial statements and for the appropriateness of the accounting principles and reporting policies that are used. Management is also responsible for testing the system of internal controls, and reports to the audit committee on any deficiencies found. Our registered public accounting firm was responsible for auditing the financial statements and for reviewing the unaudited interim financial statements.

The audit committee reviewed with our registered public accounting firm the overall scope and plan of the audit. In addition, it met with our registered public accounting firm, with and without management present, to discuss the results of GBH CPAs, PC’s examination, the evaluation of our system of internal controls, the overall quality of our financial reporting and such other matters as are required to be discussed under generally accepted auditing standards. The audit committee has also received from, and discussed with, our registered public accounting firm the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees).

The audit committee discussed with GBH CPAs, PC that firm’s independence from management and our company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1. The audit committee has also considered the compatibility of audit related and tax services with the auditors’ independence.

In fulfilling its oversight responsibilities, the audit committee has reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2012 with both management and our registered public accounting firm. The audit committee’s review included a discussion of the quality and integrity of the accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosures in the financial statements.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board, and the board has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the SEC.

By the Audit Committee of the Board of Directors:

 John Boylan, Audit Committee Chair
Stephen Hartzell, Audit Committee Member
Keith Grimes, Audit Committee Member

Independent Registered Public Accounting Firm Fees

The following table summarizes the fees of GBH CPAs, PC, our registered public accounting firm in 2012 and 2011, billed to us for each of the last two fiscal years:

Fee Category	FY 2012	FY 2011
Audit Fees (1)	$86,000	$94,510
Audit-Related Fees (2)	46,500	19,185
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$132,500	$113,695

(1)
Audit fees consist of fees for the audit of our financial statements, the review of the interim financial statements included in our Quarterly Reports on Form 10-Q, and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees for services relating to regulatory filings in Colombia, comfort letters with respect to transactions and other fees associated with financial statements but unrelated to the review and audit of company financial statements.

All fees set forth in the table above were approved by our audit committee.

Pre-Approval Policies and Procedures

The audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our registered public accounting firm. This policy generally provides that we will not engage our registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the audit committee or the engagement is entered into pursuant to one of the pre-approval procedures described below.

From time to time, the audit committee may pre-approve specific types of services that are expected to be provided by our registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular services to be provided and is also generally subject to a maximum dollar amount.

The committee’s practice is to consider for approval, at its regularly scheduled quarterly meetings, all audit and non-audit services proposed to be provided by our registered public accounting firm. In situations where a matter cannot wait until the next regularly scheduled committee meeting, the chairman of the committee has been delegated authority to consider and, if appropriate, approve audit and non-audit services or, if in the chairman’s judgment it is considered appropriate, to call a special meeting of the committee for that purpose.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding”. This means that only one copy of our annual report and proxy statement will be sent to stockholders who share the same last name and address. Householding is designed to reduce duplicate mailings and save significant printing and postage costs.

If you receive a household mailing this year and would like to receive additional copies of our annual report and/or proxy statement, please submit your request in writing to: Houston American Energy Corp., 801 Travis St., Suite 1425, Houston, Texas 77002, Attention: Secretary or by calling Houston American Energy at (712) 222-6966. Any stockholder who wants to receive separate copies of the proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
FOR THE 2014 ANNUAL MEETING

Any stockholders who wish to submit a proposal, pursuant to Rule 14a-8 under the Exchange Act, for inclusion in the proxy materials for our 2014 annual meeting of stockholders must ensure that it is received by our corporate secretary at our corporate headquarters, which are located at 801 Travis St., Suite 1425, Houston, Texas 77002, no later than December [   ], 2013.

Our by-laws also establish an advance notice procedure for stockholders who wish to nominate candidates for election as directors or otherwise propose business for consideration at a stockholders meeting. We must receive a notice regarding stockholder nominations for director or other business at our corporate headquarters not less than 70 days nor more than 90 days prior to the first anniversary of the prior year’s stockholder meeting, provided, however, that in the event we do not publicly announce the date of the applicable annual meeting by mail, press release or otherwise more than 70 days prior to the meeting, we must receive the notice no later than the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must contain certain specified information concerning the persons to be nominated or proposed business and the stockholder submitting the nomination or business, all as set forth in our by-laws. The presiding officer of the meeting may refuse to acknowledge any director nomination or business not made in compliance with such advance notice requirements. We have not publicly announced the date of the 2013 annual meeting prior to the mailing of this notice and proxy statement. Accordingly, an appropriate notice from a stockholder regarding nominations for director or other business to be acted on at the 2013 annual meeting must be received within ten days of this mailing.

Any stockholders wishing to submit proposals intended to be presented at our 2014 annual meeting of stockholders that are not submitted pursuant to Exchange Act Rule 14a-8 must ensure that they are received by us not later than April [   ], 2014 and not earlier than March [   ], 2014. The persons designated in the proxy card will be granted discretionary authority with respect to any stockholder proposal not timely submitted to us.

By Order of the Board of Directors,

JOHN F. TERWILLIGER
Chairman

April [   ], 2013

THE BOARD ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE ANNUAL MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE ANNUAL MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

ANNEX A
CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

HOUSTON AMERICAN ENERGY CORP.

* * * * * * * *

HOUSTON AMERICAN ENERGY CORP., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware, does hereby certify:

FIRST:  That at a meeting of the Board of Directors of the Corporation resolutions were duly adopted summarizing a proposed amendment to the Certificate of Incorporation of said Corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said Corporation for consideration thereof. The resolutions summarizing the proposed amendment are as follows:

RESOLVED, that the Corporation's Certificate of Incorporation be amended to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000.

SECOND: That, in accordance with the resolution set forth in ONE above, ARTICLE IV, paragraph 1 of the Corporation's Certificate of Incorporation be amended to give effect to an increase in the authorized shares of the Corporation's common stock and to read in full as follows:

"1.   Authorized Stock.  The total number of shares of stock which the Company shall have authority to issue is 160,000,000, consisting of 150,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), and 10,000,000 shares of preferred stock, par value $0.001 per share (the "Preferred Stock")."

THIRD:  That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

FOURTH:  That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:  This amendment shall become effective on the date filed with the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its President and attested by its Secretary this ___ day of June 2013.

HOUSTON AMERICAN ENERGY CORP.

By:
John F. Terwilliger, President

ATTEST:

By:
James J. Jacobs, Secretary

A-1

ANNEX B
AMENDMENT NO. 2
TO THE
HOUSTON AMERICAN ENERGY CORP.
2008 EQUITY INCENTIVE PLAN

THIS AMENDMENT NO. 2 TO THE HOUSTON AMERICAN ENERGY CORP. 2008 EQUITY INCENTIVE PLAN (this “Amendment”) is made by Houston American Energy Corp., a Delaware corporation (the “Company”).

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to amend the Houston American Energy Corp. 2008 Equity Incentive Plan (the “Plan”) to increase the number of shares authorized for award under the Plan, and pursuant to incentive stock option grants, to a total of 6,000,000 shares; and

WHEREAS, the Board approved this Amendment on March 26, 2013 for submission to the stockholders of the Company for approval at a meeting of stockholders to be held on or before June 11, 2013;

NOW, THEREFORE, the Plan is hereby amended as follows:

1.              Section 4.1 of the Plan is amended and replaced in its entirety with the following:

4.1           Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan shall be six million (6,000,000) and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof; provided, however, that the maximum number of shares of Stock that are subject to Awards, other than Options or SARs, shall not exceed six hundred thousand (600,000). If an outstanding Award for any reason expires or is terminated or canceled without having been exercised or settled in full, or if shares of Stock acquired pursuant to an Award subject to forfeiture or repurchase are forfeited or repurchased by the Company, the shares of Stock allocable to the terminated portion of such Award or such forfeited or repurchased shares of Stock shall again be available for issuance under the Plan. When a SAR settled in shares of Stock is exercised, the total number of shares subject to the SAR Agreement with respect to which the exercise occurs shall count against the limit, regardless of the number of shares actually issued in settlement of the SAR. Shares used to pay the exercise price of an option shall not again become available for future grant or issuance under the Plan. Shares used to satisfy tax withholding obligations shall not become available for future grant or issuance under the Plan. To the extent an Award is settled in cash rather than shares of Stock, such cash payment shall not reduce the number of shares available for issuance under the Plan.

2.             Section 5.4(a) of the Plan is amended and replaced in its entirety with the following:

5.4           Award Limits.

(a) Maximum Number of Shares Issuable Pursuant to Incentive Stock Options. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to the exercise of Incentive Stock Options shall not exceed six million (6,000,000) shares. The maximum aggregate number of shares of Stock that may be issued under the Plan pursuant to all Awards other than Incentive Stock Options shall be the number of shares determined in accordance with Section 4.1, subject to adjustment as provided in Section 4.2.

3.             This Amendment is subject to, and shall become effective only upon, approval by the Company’s stockholders.

4.             Except as specifically amended by this Amendment, the Plan shall remain in full force and effect in accordance with its terms.

B-1

HOUSTON AMERICAN ENERGY CORP.
801 Travis St., Suite 1425
Houston, Texas 77002

Proxy for Annual Meeting of Shareholders
to be held on Tuesday, June 11, 2013

This Proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John F. Terwilliger and James J. Jacobs, and each of them, as Proxies, with full power of substitution in each of them, in the name, place and stead of the undersigned, to vote at an Annual Meeting of Shareholders (the "Meeting") of Houston American Energy Corp., a Delaware corporation (the "Company"), on Tuesday, June 11, 2013, at 10:00 a.m., or at any adjournment or adjournments thereof, in the manner designated below, all of the shares of the Company's common stock that the undersigned would be entitled to vote if personally present.

(1)	Election of directors:

☐	FOR ALL NOMINEES LISTED BELOW	☐	WITHHOLD AUTHORITY TO VOTE FOR
	(except as marked to the contrary below)		ALL NOMINEES LISTED BELOW

INSTRUCTION: To withhold authority to vote for any individual nominees, strike a line through the nominee’s name in the list below.

Stephen Hartzell (Class A Director Nominee)	Keith Grimes (Class A Director Nominee)

(2)	Proposal to approve amendment to Certificate of Incorporation to increase the number of authorized shares of common stock

☐	FOR	☐	AGAINST	☐	ABSTAIN

(3)	Proposal to approve amendment to 2008 Equity Incentive Plan to increase shares reserved thereunder

☐	FOR	☐	AGAINST	☐	ABSTAIN

(4)	Proposal to ratify the appointment of GBH CPAs, PC as the Company’s independent registered public accounting firm

☐	FOR	☐	AGAINST	☐	ABSTAIN

(5)	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

☐	GRANT AUTHORITY	☐	WITHHOLD AUTHORITY

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR MANAGEMENT’S NOMINEES FOR DIRECTOR LISTED IN THIS PROXY, FOR PROPOSALS 2, 3 and 4, AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS PROPERLY BROUGHT BEFORE THE SHAREHOLDERS AT THE MEETING.

Please sign exactly as your name appears hereon. When shares are held by joint tenants, both should sign.  When signing as an attorney, executor, administrator, trustee, guardian, or corporate officer, please indicate the capacity in which signing.

DATED:	, 2013

Signature:

Signature if held jointly:

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE